Exhibit 10.2

AMENDED AND RESTATED EXCLUSIVE PHARMACY PRODUCT PURCHASE AND SERVICE AGREEMENT

THIS AMENDED AND RESTATED EXCLUSIVE PHARMACY PRODUCT PURCHASE AND SERVICE AGREEMENT (the “Agreement”) is made this 8th day of August, 2012, effective as of the 3rd day of January, 2012, (the “Effective Date”) by and among CuraScript, Inc., a Delaware corporation having offices located at 6272 Lee Vista Blvd., Orlando, Florida 32822 (“CuraScript”) and its affiliate Express Scripts Specialty Distribution Services, Inc., a Delaware corporation with offices at One Express Way, St. Louis, MO 63121 (“ESSDS”) referred to herein collectively as (“CuraScript/ESSDS”), and Corcept Therapeutics Incorporated, a Delaware corporation having offices at 149 Commonwealth Drive, Menlo Park, CA 94025 (“Company”). The Parties hereto agree as follows:

WHEREAS, Company manufactures the pharmaceutical drug product Korlym™ (mifepristone) 300 mg Tablets;

WHEREAS, CuraScript owns or operates multiple specialty pharmacies that provide specialty pharmacy services throughout the United States;

WHEREAS, ESSDS will perform the specified Patient Assistance Program (PAP) services for Company; and

WHEREAS, the Parties desire to enter into this Agreement to appoint CuraScript and ESSDS as the exclusive pharmacies that can dispense Product(s), and to authorize CuraScript/ESSDS to perform specified services for Company.

NOW THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.	TERM: Unless and until this Agreement is terminated as provided for herein, this Agreement shall have a term of one (1) year, commencing on the Program Launch Date (“Initial Term”). Following the Initial Term, this Agreement may be extended for additional successive one-year terms (each, a “Renewal Term”) upon written mutual agreement of the parties. The parties shall negotiate any revisions or modification to the terms of the Agreement at least sixty (60) days prior to the expiration of the Initial or then current Renewal Term, as applicable. Program Launch Date is the first day that CuraScript received a valid prescription for dispensing the Product, April 6, 2012. If Company decides after the Initial Term or any Renewal Term, to allow other pharmacies to dispense the Product, CuraScript will still have access to dispense the Product to the appropriate patients per a valid prescription.

2.	PRODUCT: This Agreement governs CuraScript’s/ESSDS’s dispensing of those Company products set forth in Exhibit A (the “Product(s)”), which is attached hereto and incorporated by reference herein and which may be modified from time to time by the Parties upon written mutual consent.

3.	ORDERS: CuraScript will supply purchase orders to Company on a mutually acceptable form, electronic data interface (EDI), via fax, email, or telephone. CuraScript shall be entitled to purchase the Product for any of its pharmacy locations listed in Exhibit C.

4.	PRODUCT PRICING: FOR COMMERCIAL PRODUCT ONLY AND NOT STARTER OR PAP PRODUCT

(a)	Product Price: The Product Price is listed in Exhibit A.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(b)	Resale Price: [***]

(c)	Shelf Stock Adjustments: Company agrees to provide CuraScript with a shelf stock adjustment for all Product inventories held by CuraScript upon any decrease in price. The shelf stock adjustment shall be calculated by [***] Company shall pay CuraScript any Shelf Stock Adjustment payable hereunder within [***] calendar days of the effective price decrease.

(d)	Price Increases: [***]

5.	PAYMENT TERMS FOR COMMERCIAL PRODUCT ONLY AND NOT PAP OR STARTER PRODUCT: All of Company’s invoices for Product shall be due and payable by CuraScript within [***] after receipt by CuraScript; provided, however, if CuraScript pays such invoice [***] of CuraScript’s receipt of such invoice, CuraScript shall be entitled to [***], and CuraScript shall be entitled to deduct such discount from the invoiced amount payable to Company. Payments will be made by check.

6.	DELIVERY OF PRODUCT:

(a)	Risk of Loss: Purchase orders for the Product should be submitted to the person designated on Exhibit A. All deliveries of Products will be Free On Board, CuraScript’s Designated Facility. For purposes of this paragraph, the term “Free On Board, CuraScript’s Designated Facility” means that Company shall: (i) bear all costs associated with shipping Products to CuraScript’s designated Facility; (ii) bear the risk of loss until a CuraScript’s Designated Facility takes possession of the Product, which Product must be in new and acceptable condition upon receipt by CuraScript; and (iii) be responsible for insuring Products while in transit. CuraScript shall be entitled to designate more than one of its facilities for receipt of the Product.

(b)	Title to the Product for ESSDS. ESSDS acknowledges and agrees that, notwithstanding any receipt, storage, processing or shipment of the Product by Company, all title and ownership of the Product shall remain with the Company until delivery thereof to the Patient.

(c)	Inspection of Product: CuraScript/ESSDS shall examine the Product upon delivery at CuraScript’s/ESSDS’s facility and shall notify Company of any non-delivery of a portion of the shipment or any defect in any of the Product that is reasonably discoverable upon visual inspection of the Product. Within ten (10) business days after CuraScript’s/ESSDS’s receipt of the Product, CuraScript/ESSDS shall furnish to Company a description of the nature of any reasonably discoverable defect or shortage. Upon receipt of notice of any defect or shortage, Company shall promptly replace any defective or shorted Product to CuraScript/ESSDS or issue CuraScript a full credit for such defective or shorted Product, as appropriate under the circumstances. In the absence of a written notice from CuraScript/ESSDS to Company in accordance with the terms of this Section, a shipment of the Product shall be deemed to have been delivered and accepted by CuraScript/ESSDS as complete and in satisfactory condition as to defects reasonably discoverable upon visual inspection. CuraScript/ESSDS shall, at Company’s expense, follow Company’s instructions to permit Company’s inspection of the defective Product or to facilitate the return to Company (or Company’s third-party disposal company) any of the defective Product delivered to CuraScript/ESSDS. Latent Product defects existing when delivered to CuraScript’s/ESSDS’s facility will not be subject to the ten (10) business day inspection, and upon discovery, CuraScript will be entitled to a full credit or replacement of the Product, as appropriate under the circumstances.

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d)	No Alteration: CuraScript/ESSDS will not alter the Product packaging without Company’s consent (except to remove the Product from the shipping containers) and will not alter the Product labeling, except to add a prescription label to the Product, as permitted by applicable law.

7.	PRODUCT RETURNS: All Products returned shall be made in accordance with Company’s standard returns policy in effect, which is attached hereto as Exhibit B and incorporated by reference herein. CuraScript will be entitled to a credit from Company at the highest price for the lot number for all Product returned in accordance with Company’s Returned Goods Policy. Notwithstanding anything herein to the contrary, all Product returns made in conjunction with this agreement will be made on behalf of CuraScript by CuraScript’s designated third party product returns company (“Third Party”). CuraScript will pay any reimbursement associated with product returns directly to CuraScript and not to the designated Third Party. In addition, all fees associated with the use of the Third Party’s services will be paid by CuraScript and not Company.

8.	SUSPENSION OF DISTRIBUTION AND RECALL:

(a)	If requested by Company for good reason, and upon written notification by Company to suspend distribution of Product, CuraScript/ESSDS shall use commercially reasonable efforts to suspend its distribution of Product. If the suspension continues for more than [***], Company will repurchase the Product held in inventory by CuraScript at the price paid for such Product by CuraScript, and CuraScript shall have the right to terminate this Agreement for material breach under the “Termination” Section of this Agreement, excluding the sixty (60) day notice period. All repurchased Product shall be returned to Company at Company’s expense.

(b)	Company shall promptly notify CuraScript/ESSDS of any recalls initiated by Company or required by the United States Food and Drug Administration. Upon receipt of notice of a recall from Company, CuraScript/ESSDS shall promptly notify the affected customers of CuraScript/ESSDS in accordance with CuraScript’s/ESSDS’s standard recall guidelines. Company shall provide CuraScript/ESSDS with a form letter to be used in connection with notice of any recall, subject to CuraScript’s/ESSDS review and prior written approval of the form letter, which approval shall not be unreasonably withheld or delayed. Company shall be responsible for the mailing, shipping and reasonable administrative expenses incurred by CuraScript/ESSDS in connection with the recall, plus a reasonable service fee as mutually agreed upon in advance by the parties, as well as the cost of replacement Product for CuraScript’s/ESSDS customers, provided that the reason for the recall does not arise from (i) the negligence or intentional misconduct of CuraScript/ESSDS or any of its agents or employees; or (ii) failure of CuraScript to comply with the terms of this Agreement. CuraScript/ESSDS shall cooperate in any recalls by providing relevant Product information to Company.

(c)	CuraScript/ESSDS shall maintain for [***]after termination or expiration of this Agreement such information as reasonably required in the event of a Product recall after termination or expiration of this Agreement, and shall make such information available to Company, at Company’s expense, in the event of such a recall.

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d)	CuraScript shall use its commercially reasonable efforts to cooperate with Company in investigating any Product failure that resulted in the need for a recall and any reasonable costs involved with such investigation will be incurred by the Company.

9.	OWN USE: The Product purchased by CuraScript pursuant to this Agreement will be used by CuraScript (and/or CuraScript’s wholly-owned subsidiary pharmacies) for dispensing Product as a pharmacy to patients pursuant to valid prescriptions, and neither CuraScript nor its wholly-owned subsidiaries will wholesale Product purchased under this Agreement unless permitted to do so under applicable law. Nothing herein shall be construed to limit CuraScript’s ability to conduct intra-company transfers of Product among CuraScript’s pharmacies, which includes those pharmacies directly owned by CuraScript and those affiliated pharmacies which are owned or operated by a CuraScript subsidiary.

10.	EXCLUSIVITY: CuraScript and ESSDS are appointed as the exclusive pharmacies which will dispense the Product. Nothing herein, however, shall be construed to limit CuraScript from entering into other agreements with other manufacturers or wholesalers that allow CuraScript to dispense products that compete with Company’s Products.

11.	PRODUCT PROMOTION: CuraScript will not promote Company’s Products, but CuraScript will promote its own specialty pharmacy services to its customers in accordance with CuraScript’s standard business practices, which typically include (but are not necessarily limited to) informing its customers of pricing available for products distributed by CuraScript. Accordingly, CuraScript shall not distribute or generate any promotional material containing claims relating to the Product. CuraScript may, however, provide its customers with educational information concerning the Product. Company represents and warrants that any materials relating to the Product that it provides to CuraScript: (i) are limited to communications that are intended to describe the Product or provide important Product-related information; (ii) if required under applicable law, have received the appropriate regulatory approval(s) prior to use (e.g., FDA approval); (iii) do not involve the counseling or promotion of any off-label use; (iii) do not constitute “marketing” (as defined by HIPAA) if distributed by CuraScript to patients.

12.	DIVERSION: CuraScript shall promptly notify Company upon learning of any activity that appears to illegally divert any Products.

13.	SALES OUTSIDE THE UNITED STATES: CuraScript agrees not to dispense or otherwise distribute Products outside of the United States, its territories or possessions, unless otherwise agreed to between the Parties in a written amendment to this Agreement.

14.	TERMINATION: This Agreement is made in good faith based on the assumption that early termination shall not be required. Notwithstanding the foregoing, early termination shall be permissible as follows:

(a)	By either Party with sixty (60) days written notice for any reason or for material breach by either Party.

(b)	Immediately upon notification or at any time thereafter, either Party may terminate this Agreement in the event that:

(i)	the other Party shall file any petition under any bankruptcy, reorganization, insolvency or moratorium laws, or any other law or laws for the relief of or in relation to the relief of debtors;

(ii)	there shall be filed against the other Party any involuntary petition under any bankruptcy statute or a receiver or trustee shall be appointed to take possession of all or substantial part of the assets of the party which has not been dismissed or terminated within sixty (60) days of the date of such filing or appointment;

(iii)	the other Party shall make a general assignment for the benefit of creditors or shall become unable or admit in writing its inability to meet its obligations as they mature;

(iv)	the other party shall institute any proceedings for liquidation or the winding up of its business other than for purposes of reorganization, consolidation or merger; or

(v)	[***]

(c)	Immediately upon notification or at any time thereafter, by either Party if the terms of this Agreement are determined by either Party in good faith to be inconsistent with any applicable law.

15.	FEDERAL PROGRAMS: The Parties represent, warrant, and certify that neither they nor their principals were or are debarred, suspended, proposed for debarment, or otherwise determined to be ineligible to participate in Federal health care programs (as that term is defined in 42 U.S.C. 1320a-7b(f)) or convicted of a criminal offense related to the provision of health care items or services (collectively, an “adverse enforcement action”). If either Party becomes the subject of an adverse enforcement action, that Party will notify the other Party promptly.

16.	STATUTORY AND REGULATORY COMPLIANCE: CuraScript/ESSDS and Company shall comply with all applicable federal, state, and local laws and regulations governing their activities related to this Agreement, including without limitation, laws related to fraud and abuse, false claims, patient confidentiality and/or privacy, provision of samples, and prohibition on kickbacks. Without limiting the generality of the foregoing, the Parties further agree as follows:

(a)	Discounts. The Parties have endeavored to structure the prompt pay discount arrangement set forth above, and the Discounted Product Price set forth in Exhibit A (collectively, the “discounts”) as discounts consistent with the applicable characteristics of the statutory discount exception (42 U.S.C. § 1320a-7b(b)(3)(A)) and the discount safe harbor (42 C.F.R. § 1001.952(h)). The applicable fixed percentages pursuant to which the discounts will be paid have been set in advance, as set forth herein and Exhibit A. The discounts set forth in this Agreement are not dependent on, and do not operate in conjunction with, (either explicitly or implicitly) any other arrangement or agreement between Company and Distributor. Company represents and warrants that: (i) it will refrain from doing anything that would impede CuraScript from meeting any reporting obligations CuraScript may have under applicable law; (ii) it will comply with all reporting requirements for pharmaceutical manufacturers under all Federal health care programs and, in particular, will include any and all discounts paid hereunder in its calculations of “average manufacturer price” (“AMP”) or “best price” under the Medicaid drug rebate program, and in the calculations of “average sales price” (“ASP”) under Medicare, to the extent applicable; (iii) it will properly report the existence of the discounts on the invoices or statements submitted by Company to CuraScript; and (iv) no discount paid pursuant to this Agreement is intended in any way as a discount related to a drug formulary or drug formulary activities and has not been negotiated or discussed between the Parties in connection with any such drug formulary or formulary activities. To the extent required under applicable law, CuraScript will report the discounts to appropriate Federal health care programs, and, in any event, will promptly disclose such discounts if requested by a governmental agency.

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)	HIPAA Compliance: Notwithstanding anything to the contrary herein (including the exhibits hereto), CuraScript/ESSDS shall only provide information to Company in a manner consistent with HIPAA. Accordingly, the parties agree that CuraScript/ESSDS shall only provide Company information that is de-identified in accordance with HIPAA’s de-identification provision, 45 C.F.R. § 164.514(b)(2), unless CuraScript: (i) has on file a valid, HIPAA-compliant authorization for each patient whose PHI is sought to be disclosed; or (ii) authorization is not required under applicable law in order to disclose the PHI. If CuraScript does not have on file a valid, HIPAA-compliant authorization for each patient whose PHI is sought by Company, but Company nonetheless seeks such PHI because the aforementioned de-identified information is insufficient, then Company represents and warrants that any request by Company for such PHI is for one of the “public health activities” exceptions codified at 45 C.F.R. §164.512(b) and that the amount of PHI sought by Company shall be only that amount of PHI minimally necessary for Company to perform such public health activities. In such case, Company represents and warrants that it shall only use and/or disclose the PHI it receives from CuraScript/ESSDS for such public health activities, and upon request Company shall provide CuraScript/ESSDS reasonable written assurance, at the time of Company’s request for such PHI, that the unauthorized disclosure of the PHI by CuraScript/ESSDS will satisfy the requirements of 45 C.F.R. § 164.512(b), or such other provision of HIPAA that would enable the contemplated disclosure. In the event de-identified information is suitable, Company represents and warrants that it will not identify the individual who is the subject of the de-identified information.

(c)	Pedigree Law Compliance. By executing this Agreement, Company hereby designates CuraScript, and CuraScript accepts such designation, as an authorized distributor of record for purposes of the parties’ compliance with the Prescription Drug Marketing Act of 1987, as amended by the Prescription Drug Amendments of 1992, and as may be further amended from time to time, and any and all applicable state pedigree laws having the same or similar designation as an authorized distributor of record.

(d)	Regulatory Approvals. Company represents and warrants that it has received all applicable regulatory and/or statutory approvals in order for it to lawfully distribute the Product(s) to CuraScript hereunder.

(e)	FDA Compliance. Company hereby represents that at the time of commercial sale of the Product Company will have received clearance from FDA to market the Product in the United States. In the event FDA or any other governmental entity withdraws its marketing clearance for the Product, Company shall promptly notify CuraScript. Furthermore, Company represents and warrants that, at the time of shipment or delivery from Company, the Products (a) shall not be adulterated, misbranded, or otherwise prohibited within the meaning of the Federal Food, Drug and Cosmetic Act, 21 U.S.C.A. 301 et. Seq., as amended, and in effect at the time of shipment or delivery (the “Act”) or within the meaning of any applicable state or municipal law in which the definition of adulteration or misbranding are substantially the same as those contained in the Act; and (b) shall not be merchandise which may not be introduced or delivered for introduction into interstate commerce under the provisions of sections 301, 404 or 505 of the Act (21 U.S.C.A. 331, 344 and 355).

17.	CONFIDENTIALITY: Each Party shall take all reasonable actions and do all things reasonably necessary to ensure that any information contained in this Agreement, as well as any information relating to this Agreement or is acquired by virtue of this Agreement (in either case, “Confidential Information”) shall not be disclosed or used for purposes outside this Agreement; provided, however, that the foregoing shall not apply to information that: (i) is provided to the disclosing Party’s attorney or accountant; (ii) is requested by a legal or regulatory authority; (iii) is provided by the disclosing Party to its Affiliate (provided such Affiliate is subject to the confidentiality restrictions herein), and for the purpose of this section “Affiliate” shall mean an entity which the disclosing Party maintains an ownership position; (iv) a Party can show it knew prior to disclosure without obligation of confidentiality; (v) is or becomes public knowledge through no fault of said Party; (vi) is lawfully disclosed by a third Party under no obligation of confidentiality; or (vii) is required to be disclosed pursuant to court order or by law. This Section shall survive any termination of this Agreement for a period of five (5) years thereafter. Each Party shall either return to the disclosing Party, or destroy, all Confidential Information received hereunder upon the expiration or termination of this Agreement, except that either Party may retain one (1) copy of such Confidential Information in order to satisfy any future legal obligations it may have. Notwithstanding anything to the contrary contained herein, if reasonably necessary, CuraScript/ESSDS shall be permitted to disclose to potential and existing customers of CuraScript (and any potential purchaser of CuraScript) the general terms of this Agreement. Notwithstanding anything to the contrary herein, CuraScript/ESSDS shall not be entitled to sell its purchasing data (which may include data relating to the Product) to third parties (e.g., IMS or Wolters Kluwer).

18.	MUTUAL INDEMNIFICATION:

(a)	CuraScript/ESSDS will indemnify and hold Company harmless from and against any loss, cost, damage, expense, or other liability, including, without limitation, reasonable costs and attorney fees (“Costs”) incurred in connection with any and all third Party claims, suits, investigations or enforcement actions (“Claims”) as a result of CuraScript’s/ESSDS’s negligent acts, negligent omissions, or willful misconduct, or CuraScript’s breach of this Agreement.

(b)	Company will indemnify and hold CuraScript/ESSDS harmless from and against any Costs for Claims incurred by CuraScript/ESSDS as a result of Company’s manufacturing of the Products, negligent acts, negligent omissions, willful misconduct, or Company’s breach of this Agreement.

(c)	As a condition of indemnification, the Party seeking indemnification shall notify, to the extent possible under applicable law, the indemnifying Party in writing promptly upon learning of any Claim for which indemnification may be sought hereunder. The indemnifying Party shall have a right to participate in the defense of such Claim, and the Parties will cooperate in such defense. No Party shall have an obligation to indemnify the other Party as described herein with respect to any claim settled without the mutual written consent of both Parties, which consent shall not be unreasonably withheld.

19.	LIMITATION OF LIABILITY: In no event shall either party be liable to the other under this Agreement for any special, incidental, indirect, exemplary, or consequential damages, whether based on breach of contract, warranty, tort (including negligence), lost profits or savings, punitive damages, injury to reputation, loss of customers or business, product liability, or otherwise, and whether or not such party has been advised of the possibility of such damage. The parties acknowledge and agree that the foregoing limitations of liability are a condition and material consideration for their entry into this Agreement.

20.	INSURANCE: CuraScript/ESSDS and Company shall maintain such policies of general liability, professional liability, and other insurance of the types and in amounts customarily carried by their respective businesses. Notwithstanding the foregoing, Company shall, at a minimum, maintain throughout the term of this Agreement commercial products liability coverage, either through commercial insurance or a self insured retention pool, in an amount no less than [***]. Each Party shall provide the other with reasonable proof of insurance upon written request.

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

21.	NOTICE: Any notice, demand, request, consent, or approval required or permitted hereunder shall be in writing and shall be delivered: (i) personally; (ii) by certified mail, return receipt requested, postage prepaid; (iii) by facsimile transmission; or (iv) by overnight courier by a nationally recognized courier service, to the address indicated below or to such other address as may be designated in writing by each Party from time to time.

If to Company:

Corcept Therapeutics

ATTN: Commercial Operations

149 Commonwealth Drive

Menlo Park, CA 94025

If to CuraScript:

Express Scripts, Inc.

c/o CuraScript, Inc.

One Express Way

St. Louis, MO 63121

Attn: Legal Department

With Copy to:

CuraScript, Inc.

6272 Lee Vista Boulevard

Orlando, FL 32822

Attn: Pharma Contracting Department

All such communications shall be deemed to have been received by the intended recipient: (i) five (5) business days following deposit in the United States Mail if sent by certified mail; (ii) on the day actually received if delivered personally; (iii) upon confirmation of receipt of a facsimile transmission if sent by facsimile; or (iv) on the next business day if sent by overnight carrier.

22.	SEVERABILITY: In the event any portion of this Agreement not material to the remaining portions hereof shall be held illegal, void or ineffective, the remaining portions hereof shall remain in full force and effect. Subject to the consent of both Parties, such consent not to be unreasonably withheld, if any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law.

23.	AUDIT: Both Parties shall have the right to conduct an audit of the other Party’s books and records with thirty (30) days advance written notice to determine whether the other Party has complied with the terms and provisions of this Agreement. Each Party shall pay their respective expenses associated with the audit. The audit shall be conducted at the audited Party’s place of business during such Party’s normal business hours, provided that the auditors agree to be bound by confidentiality restrictions no less restrictive than are set forth above in the Confidentiality Paragraph set forth above in this Agreement. In the event Company seeks to audit CuraScript and in connection with such audit Company seeks to access PHI, then such access to PHI must be consistent with the “HIPAA Compliance” subsection of the “Statutory and Regulatory Compliance” paragraph above.

24.	ENTIRE AGREEMENT: With regard to the issues addressed herein, this Agreement and the exhibits hereto contain the entire agreement and understanding of the Parties, and supersedes any and all prior agreements and understandings regarding the same subject matter. No amendment, modification, revision, representation, warranty, promise or waiver of or to this Agreement shall be effective unless the same shall be in writing and signed by both Parties. However, the Parties may modify Exhibit B (Returned Goods Policy) and Exhibit C (Facility Sites) by providing a written notification to the other party.

25.	COUNTERPARTS: This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

26.	ASSIGNMENT: Neither Party may assign this Agreement without the written consent of the other, provided however, that CuraScript/ESSDS may assign this Agreement to any affiliate that is wholly owned by its corporate parent, or to CuraScript’s/ESSDS corporate parent.

27.	FORCE MAJEURE: Notwithstanding anything to the contrary herein, neither Party shall be liable in any manner for any delay to perform its obligations hereunder which are beyond a Party’s reasonable control, including, without limitation, any delay or failure due to strikes, labor disputes, riots, earthquakes, storms, hurricanes, floods or other extreme weather conditions, fires, explosions, acts of God, embargoes, war or other outbreak of hostilities, government acts or regulations, or the failure or inability of carriers, suppliers, delivery services, or telecommunications providers to provide services necessary to enable a Party to perform its obligations hereunder. In any such circumstance, the Party unable to perform its obligations shall notify the other Party of such circumstance, and said other Party shall have the right to terminate this Agreement immediately upon provision of written notice if the Party of the first part continues to be unable to perform its obligations hereunder for a period of thirty (30) days.

28.	WAIVER: No waiver of any term of this Agreement shall be valid unless waived in writing and signed by the Party against whom the waiver is sought. The failure of either Party to require performance by the other Party of any provision hereof shall not affect in anyway the right to require such performance at any time thereafter.

29.	INDEPENDENT CONTRACTORS: Nothing in this Agreement is intended to create any relationship between CuraScript/ESSDS and Company other than as independent contractors and neither Party, nor any of their employees, staff, agents, officers or directors shall be construed to be the agent, fiduciary, employee, or representative of the other.

30.	CHOICE OF LAW: This Agreement and performance of the obligations hereunder, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws provision therein.

31.	SURVIVAL: The Confidentiality and indemnification obligations described in this Agreement shall survive the termination of this Agreement. These ongoing obligations shall be binding upon both parties regardless of the reason for the termination of this Agreement.

32.	THIRD PARTY BENEFICIARIES: This Agreement is not a third Party beneficiary contract, and, therefore, there are no third Party beneficiaries to this Agreement.

33.	EXHIBITS AND SCHEDULES: In the event of any conflict or inconsistency between the provisions of this Agreement and any exhibits or schedules hereto, the provisions of the body of this Agreement shall control.

34.	CORPORATE DISCLOSURE STATEMENT: CuraScript is a diversified healthcare company principally focused on specialty pharmacy, biotech distribution, and related services. CuraScript wholly owns Priority Healthcare Corporation (“PHC”), a company that owns or operates specialty and infusion pharmacies, wholesale distribution facilities, and a group purchasing organization. CuraScript is wholly-owned by Express Scripts, Inc. (“Express Scripts”), which is a publicly traded diversified health care company that, in addition to owning CuraScript, owns or operates several other businesses, including (but not limited to) one of the nation’s largest pharmacy benefit managers and several mail service pharmacies. More information on Express Scripts can be found in its public filings with the Securities and Exchange Commission. Each of the Express Scripts, CuraScript, and PHC businesses already may have (or may develop in the future) relationships with vendors, including vendors that contract with CuraScript to provide goods and services to CuraScript’s customers. These relationships may involve discounted purchasing relationships, rebate-type arrangements, and payments for services. If Company desires additional information regarding any of the information that already has been provided in this Corporate Disclosure Statement, CuraScript will provide Company with such additional information upon request.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned, duly authorized, has executed this Exclusive Pharmacy Product Purchase and Service Agreement, effective as of the date set forth herein.

CURASCRIPT, INC.		CORCEPT THERAPEUTICS INCORPORATED

By:	/s/ Kevin Cast	By:	/s/ Joseph K. Belanoff

Print Name:	Kevin Cast	Print Name:	Joseph K. Belanoff

Title:	VP, Strategy and Contracting	Title:	CEO

EXPRESS SCRIPTS SPECIALTY DISTRIBUTION SERVICES, INC.

By:	/s/ Kevin Cast

Print Name:	Kevin Cast

Title:	VP, Strategy and Contracting

EXHIBIT A

PRODUCT PRICING

PRODUCT	NDC	STRENGTH	SIZE	PRODUCT PRICE		DISCOUNTED PRODUCT PRICE*
Korlym (mifepristone) 300 mg Tablets	76346-073-01	300 mg	Bottle of 28	[	***]	[	***]
Korlym (mifepristone) 300 mg Tablets	76346-073-02	300 mg	Bottle of 280	[	***]	[	***]

[***]

All purchase orders should be submitted to:

Corcept/ICS Customer Contact Number: (855) 803-9482

Toll free fax number for Corcept: (855) 803-9483

Customer Service e-mail: Corcept@icsconnect.com

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B

COMMERCIAL PRODUCT

RETURNED GOODS POLICY

Corcept Therapeutics Incorporated

RETURNED GOODS POLICY

Before returning any product to Corcept Therapeutics Incorporated (“Corcept”), customers must first call Corcept Customer Service 855-803-9482 and obtain a Return Authorization (“RA”) number.

All products returned to Corcept without an RA number will be refused

Products Eligible for Return

1.	Received by customer as damaged – Products received damaged may be returned for full credit, including freight, when reported within [***] days of receipt. If product is received damaged, please have the transportation company note “damaged” or “broken” on the freight bill. Claims with UPS or Registered Postal Service should remain in the original carton for inspection.

2.	Received by customer in error or shortages – Product shipped in error by Corcept may be returned within [***] days of invoice date.

3.	Ordered by the customer in error – Products ordered in error may be returned when reported within [***] days of receipt.

4.	Expired product – Expired product must be received within twelve (12) months after expiration for credit to be issued. Expired product approved by Corcept for return must be shipped freight prepaid within [***] days of authorization date.

5.	Corcept will issue authorization for the return of eligible, unopened product only (no partial containers except in GA, MS, and NC and where mandated by state statute).

6.	Product must be in its original container bearing its original label.

Products Not Eligible for Return

1.	Product involved in fire, sacrifice or bankruptcy sale; or items that have been damaged due to conditions beyond the control of the manufacturer, such as improper storage, heat, cold, water, smoke, fire, or negligence.

2.	Product not properly stored as outlined by the Prescription Drug Marketing Act.

3.	Product that has been discontinued by Corcept for more than 12 months.

4.	Product that has been opened or partial containers (except where mandated by state statute).

5.	Product that has been obtained via free goods.

6.	Product returned by other than the purchaser (except by 3rd Party Processor agent).

7.	Product purchased directly from a drug wholesaler should be returned to the wholesaler for credit.

8.	Product sold with the specific understanding that it is non-returnable.

9.	Product originally sold through other than normal domestic channels of distribution or purchased from a source other than an approved distribution center of Corcept.

10.	Product that has been repackaged or is in other than Corcept containers/packages.

11.	Product more than 12 months past the expiration date.

12.	Product that is obtained in violation of state or federal regulations.

13.	A Certificate of Destruction does not qualify as an acceptable format for product return.

14.	Product in which the lot number and/or expiration date is missing, illegible, covered, and/or unreadable on the original container.

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

15.	Product that Corcept determines, in its sole discretion, is otherwise adulterated, misbranded, or counterfeit.

16.	To obtain authorization to return product for credit, please call Corcept Customer Service (855) 803-9482 with the following information:

• Product Name	• Billing Address

• Quantity for each Product	• Shipping Address

• Lot Numbers (if available)	• Reason for Return (e.g., concealed damage)

• Unit Price	• Contact Person

• Debit Memo Number

Customer Service will provide an RA number for those items approved for credit. All returns must have the RA number clearly marked on the outside of the parcel. Include shipping and debit memo documentation with any returned goods. Corcept recommends that all customers insure return goods shipments. No product will be accepted for return without an RA number.

Terms of Return Policy

1.	Credit for returned goods is issued at the highest price for the lot number, or at applicable contract price less third party handling charge, whichever is lower.

2.	Transportation charges are to be prepaid by customer. No credit will be issued for administration, shipping or handling, including third party processing fees.

3.	Exclusive of ordering/shipping errors, merchandise returned within 120 days of purchase is subject to a restocking fee of up to 10%, excluding during the announced time period of new product launches.

4.	Deductions from payables may not be taken until a credit memo is issued.

5.	Unauthorized deductions for returns may result in held orders.

6.	For items purchased from a wholesaler, credit will be issued through the wholesaler.

7.	Returns should be channeled through the original source of purchase. The original source of purchase is defined as the entity that was directly invoiced by Corcept and the distributor of origin.

8.	Returns are subject to final count and acceptance by Corcept. Reimbursement for partial bottles of tablets will be based on individual tablet count. Corcept reserves the right to accept or reject any merchandise for credit.

9.	Corcept reserves the right to destroy, without recourse, all returned packages.

10.	Unauthorized returns may be destroyed and not reimbursed.

11.	Corcept reserves the right to inspect all authorized returns prior to issuing credit and to destroy products deemed unfit for sale whether or not they are eligible for credit.

Corcept’s returned goods policy is subject to change at any time and without prior written notice to other parties.

CORCEPT-OWNED PRODUCT

RETURNED GOODS POLICY

Corcept Therapeutics Incorporated

RETURNED GOODS POLICY

Before returning any product to Corcept Therapeutics Incorporated (“Corcept”), Vendors must first call Corcept Customer Service at 1-855-803-9482 and obtain a Return Authorization (“RA”) number.

All products returned to Corcept without an RA number will be refused

This policy applies to Corcept-owned product only, being held at a vendor site for shipment of Patient Assistance Program or Starter prescriptions.

Products Eligible for Return

1.	Expired product – Expired product must be received within twelve (12) months after expiration date.

2.	Product must be in its original container bearing its original label.

Products Not Eligible for Return

1.	Product that has been repackaged or is in other than Corcept containers/packages.

2.	Product more than 12 months past the expiration date.

3.	Product that is obtained in violation of state or federal regulations.

4.	A Certificate of Destruction does not qualify as an acceptable format for product return.

5.	Product in which the lot number and/or expiration date is missing, illegible, covered, and/or unreadable on the original container.

6.	Product that Corcept determines, in its sole discretion, is otherwise adulterated, misbranded, or counterfeit.

To obtain authorization to return product, please call

Corcept Customer Service (855) 803-9482 with the following information:

• Product Name	• Contact Person

• Quantity for each Product / NDC	• Shipping Address

• Lot Numbers (if available)	• Reason for Return (e.g., concealed damage)

Customer Service will provide an RA number.

•	All returns must have the RA number clearly marked on the outside of the parcel.

•	Include shipping documentation with any returned goods, clearly indicating that the product is Corcept-owned.

•	No product will be accepted for return without an RA number.

Terms of Return Policy

1.	Transportation charges for Corcept-owned products will be paid by Corcept. No credit will be issued to the Vendor for administration, including third party processing fees.

2.	Corcept reserves the right to destroy, without recourse, all returned packages.

Corcept’s “Returned Goods Policy – Corcept-Owned Product” is subject to change at any time and without prior notice to other parties.

Exhibit B (Return Goods Policy) may be modified with a written notification from Company to Distributor. Upon the effective date of the Return Goods Policy change, the Exhibit will be deemed amended to reflect such change.

EXHIBIT C

CURASCRIPT FACILITY SITES

Legal Entity Name	Address1	Address2	City	State	Zip Code	Direct Dial Phone	Direct Dial Fax	Weekday Hours	DEA #

CuraScript, Inc.	5653 Stoneridge Drive	Suite 109	Pleasanton	CA	94588	(925) 251-0218	(925) 251-0296	M-Th 9:00 AM - 6:00 PM	#########

CuraScript, Inc.	10841 “Q” Street	Suite 102	Omaha	NE	68137	(402) 339-3933	(866) 379-3502	M-F 9:00 AM - 5:00 PM	#########

CuraScript, Inc.	6272 Lee Vista Blvd	Suite 100	Orlando	FL	32822	(407) 852-4903	(407) 852-4926	M-F 8:00 AM - 8:00 PM	#########

CuraScript, Inc.	3130 Rogerdale	Suite 160	Houston	TX	77042	(832) 251-2160	(832) 251-2851	M-F 9:00 AM - 5:30 PM	#########

CuraScript, Inc.	16 Mount Ebo Road South	Suite 21	Brewster	NY	10509			M-F 8:30 AM - 5:00 PM	#########

CuraScript, Inc.	2 Boulden Circle	Suite 1	New Castle	DE	19720	(302) 395-8950	(888) 773-7386	M-F 8:00 AM - 8:00 PM	#########

CuraScript, Inc.	2825 W. Perimeter Road	Suite 116	Indianapolis	IN	46241	(317) 484-4477		M-F 8:00 AM - 10:00 PM	#########

Lynnfield Drug, Inc.	4035 Tampa Road #6500		Oldsmar	FL	34677	(813) 854-1448	(813) 855-6972	M-F 9:00 AM - 5:00 PM	#########

Lynnfield Compounding Center, Inc.	12 Kent Way	Suite 120-E	Byfield	MA	01922	(978) 499-4600		M-F 8:00 AM - 9:00 PM	#########

Lynnfield Drug, Inc.	12 Kent Way	Suite 120-F	Byfield	MA	01922	(978) 499-4600		M-F 8:00 AM - 9:00 PM	#########